UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2019

XBIOTECH INC.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada
(State of Incorporation)

001-37347

(Commission File Number)

N/A
(I.R.S. Employer Identification No.)

5217 Winnebago Lane Austin, TX (Address of principal executive offices)	78744 (Zip Code)

(512) 386-2900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	XBIT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of XBiotech Inc. (the “Company”) was held on June 19, 2019. The matters that were voted upon at the meeting, and the number of votes cast for and against, as well as the number of abstentions and broker non-votes as to each such matter, are set forth below. Stockholders voted in accordance with the Board of Directors’ recommendations on each matter and voted to (1) elect four nominees for director; and (2) ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Proposal #1 Election of four members of the Board of Directors

	For	Abstain	Broker Non-Votes
John Simard	17,915,500	6,753	2,373,951
Jan-Paul Waldin	17,838,166	84,087	2,373,951
W. Thorpe McKenzie	17,877,488	44,765	2,373,951
Donald MacAdam	17,876,288	45,965	2,373,951

Proposal #2 Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019

For	Against	Abstain	Broker Non-Votes
20,182,096	110,509	3,599	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2019	XBIOTECH INC.

	By:	/s/John Simard
John Simard
Chief Executive Officer and President